EXHIBIT 12

                  PHILIP MORRIS COMPANIES INC. AND SUBSIDIARIES
               Computation of Ratios of Earnings to Fixed Charges
                            (in millions of dollars)
                               -------------------


                                                       Three Months Ended
                                                         March 31, 1997
                                                       ------------------
Earnings before income taxes                                $2,979

Add (Deduct):
Equity in net earnings of less than 50% owned
   affiliates                                                  (51)
Dividends from less than 50% owned
   affiliates                                                   34
Fixed charges                                                  365
Interest capitalized, net of amortization                        2
                                                            ------

Earnings available for fixed charges                        $3,329
                                                            ======
Fixed charges:
Interest incurred:
   Consumer products                                        $  312
   Financial services and real estate                           17
                                                            ------

                                                               329

Portion of rent expense deemed to represent
   interest factor                                              36
                                                            ------
Fixed charges                                               $  365
                                                            ======

Ratio of earnings to fixed charges                             9.1
                                                            ======

                                                                      EXHIBIT 12

                  PHILIP MORRIS COMPANIES INC. AND SUBSIDIARIES
               Computation of Ratios of Earnings to Fixed Charges
                            (in millions of dollars)
                               -------------------


                                                                Years Ended December 31,
                                        ------------------------------------------------------------------------
                                          1996            1995             1994            1993             1992
                                        --------        --------         --------        --------         ------
Earnings before income
   taxes and cumulative
   effect of accounting
   changes                              $10,683         $ 9,347          $ 8,216         $ 6,196          $ 8,608

Add (Deduct):
Equity in net earnings
   of less than 50%
   owned affiliates                        (227)           (246)            (184)           (164)            (107)
Dividends from less
   than 50% owned
   affiliates                               160             202              165             151              125
Fixed charges                             1,421           1,495            1,537           1,716            1,736
Interest capitalized,
   net of amortization                       13               2               (1)            (13)              (3)
                                        -------         -------          -------         -------          -------
Earnings available for
   fixed charges                        $12,050         $10,800          $ 9,733         $ 7,886          $10,359
                                        =======         =======          =======         =======          =======

Fixed charges:
Interest incurred:
   Consumer products                    $ 1,197         $ 1,281          $ 1,317         $ 1,502          $ 1,525
   Financial services
   and real estate                           81              84               78              87               95
                                        -------         -------          -------         -------          -------

                                          1,278           1,365            1,395           1,589            1,620
Portion of rent expense
   deemed to represent
   interest factor                          143             130              142             127              116
                                        -------         -------          -------         -------          -------

Fixed charges                           $ 1,421         $ 1,495          $ 1,537         $ 1,716          $ 1,736
                                        =======         =======          =======         =======          =======
Ratio of earnings to
   fixed charges                            8.5             7.2              6.3             4.6              6.0
                                        =======         =======          =======         =======          =======